UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) —April 21, 2011

ASSURED GUARANTY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On April 21, 2011, Dominic J. Frederico, the President and Chief Executive Officer of Assured Guaranty Ltd. (the “Company”), Robert B. Mills, the Chief Financial Officer of the Company, James M. Michener, the General Counsel of the Company and Robert A. Bailenson, the Chief Accounting Officer of the Company, agreed to waive, as further described in the letters attached as exhibits, (i) rights that they have, pursuant to their respective employment agreements with the Company and past practices of the Company, to tax gross-up payments for certain tax liabilities, including reimbursement for Federal Insurance Contributions Act (“FICA”) tax, tax on any housing allowance and any excise tax incurred pursuant to Section 4999 of the Internal Revenue Code; (ii) rights that they have, pursuant to their respective employment agreements, to accelerated vesting of stock-based awards granted on or after such date upon a change in control and (iii) rights that they have, pursuant to their respective employment agreements, to certain payments and benefits following a voluntary termination, other than for good reason, within a specified period following a change in control.

The letters from Mr. Federico, Mr. Mills, Mr. Michener and Mr. Bailenson waiving such rights are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	Waiver Letter dated April 21, 2011 from Dominic J. Frederico

10.2	Waiver Letter dated April 21, 2011 from Robert B. Mills

10.3	Waiver Letter dated April 21, 2011 from James M. Michener

10.4	Waiver Letter dated April 21, 2011 from Robert A. Bailenson

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

	By:	/s/ James M. Michener
Name: James M. Michener
Title: General Counsel

DATE: April 22, 2011

EXHIBIT INDEX

Exhibit Number	Description
10.1	Waiver Letter dated April 21, 2011 from Dominic J. Frederico

10.2	Waiver Letter dated April 21, 2011 from Robert B. Mills

10.3	Waiver Letter dated April 21, 2011 from James M. Michener

10.4	Waiver Letter dated April 21, 2011 from Robert A. Bailenson